                                                                  EXHIBIT (m)(1)

                              AMENDED AND RESTATED
                             MASTER DISTRIBUTION AND
                            SHAREHOLDER SERVICES PLAN

                        AMERICAN CENTURY INVESTMENT TRUST
                                 (THE "ISSUER")

                                  ADVISOR CLASS

SECTION 1. DISTRIBUTION FEES

a.   DISTRIBUTION  FEE. For  purposes of paying  costs and expenses  incurred in providing  the  services  set forth in  SECTION 2 below,  the series of the
     Issuer  identified  on SCHEDULE A (the  "Funds")  shall pay the  investment adviser  engaged  by the Funds  (the  "Advisor"),  as paying  agent for the
     Funds,  a fee equal to 25 basis  points  (0.25%)  per annum of the  average daily net assets of the shares of the Funds'  Advisor  Class of shares (the
     "Distribution Fee").

b.   APPLICABILITY  TO NEW FUNDS. If the Issuer desires to add additional  funds to the Plan,  whether  currently  existing or created in the future (a "New
     Fund"),  and the Issuer's  Board of Trustees (the "Board") has approved the
     Plan for such New Fund as in the  manner  set  forth in  SECTION  4 of this
     Plan, as well as by the then-sole  shareholder  of the Advisor Class shares of such New Fund (if  required by the  Investment  Company Act of 1940 (the
     "1940  Act") or rules  promulgated  under the 1940  Act),  this Plan may be amended to provide that such New Fund will become  subject to this Plan and will pay the Distribution  Fee set forth in SECTION 1(A) above,  unless the
     Board  specifies  otherwise.  After the  adoption of this Plan by the Board with  respect  to the  Advisor  Class of shares  of the New Fund,  the term
     "Funds"  under this Plan  shall  thereafter  be deemed to include  such New
     Fund.

c.   CALCULATION  AND  ASSESSMENT.  Distribution  Fees  under  this Plan will be calculated  and accrued daily by each Fund and paid to the Advisor  monthly or at such other intervals as the Issuer and the Advisor may agree.

SECTION 2. DISTRIBUTION SERVICES

a.   The Advisor  shall use the  Distribution  Fee set forth in SECTION  1(A) of this Plan to pay for services in connection with any activities  undertaken or  expenses  incurred  by  the  distributor  of  the  Funds'  shares  (the
     "Distributor") or its affiliates  primarily  intended to result in the sale of Advisor Class shares of the Funds,  which services may include,  but are not limited to, (A) the payment of sales commissions,  ongoing  commissions and other payments to brokers,  dealers,  financial  institutions or others who sell Advisor Class shares of the Funds pursuant to Selling  Agreements;
     (B)  compensation  to  registered  representatives  or other  employees  of
     Distributor  who engage in or support  distribution  of the Funds'  Advisor
     Class shares;  (C)  compensation to, and expenses  (including  overhead and
     telephone  expenses)  of,   Distributor;   (D)  printing  of  prospectuses,
     statements  of additional  information  and reports for other than existing shareholders; (E)

     preparation,  printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders;
     (F) receiving and answering  correspondence from prospective  shareholders, including distributing prospectuses,  statements of additional information, and shareholder  reports;  (G) provision of facilities to answer  questions from  prospective  investors about Fund shares;  (H) complying with federal and  state  securities  laws  pertaining  to the sale of Fund  shares;  (I)
     assisting investors in completing  application forms and selecting dividend and other account options; (J) provision of other reasonable  assistance in connection  with  the  distribution  of Fund  shares;  (K)  organizing  and conducting  of sales  seminars  and  payments in the form of  transactional compensation or promotional  incentives;  (L) profit on the foregoing;  (M)
     payment of "service  fees",  as  contemplated  by the Conduct  Rules of the
     National  Association  of Securities  Dealers,  Inc.  ("NASD") and (N) such other  distribution and service  activities as the Issuer determines may be paid for by the Issuer pursuant to the terms of this Plan and in accordance with Rule 12b-1 of the 1940 Act.

b.   For purposes of the Plan,  "service fees" shall mean payments in connection with the  provision of personal,  continuing  services to investors in each
     Fund and/or the maintenance of shareholder accounts, EXCLUDING (i) transfer agent and  sub-transfer  agent services for  beneficial  owners of a Fund's
     Advisor  --------- Class shares,  (ii) aggregating and processing  purchase and  redemption  orders,  (iii)  providing  beneficial  owners with account statements, (iv) processing dividend payments, (v) providing sub-accounting services  for Advisor  Class  shares  held  beneficially,  (vi)  forwarding shareholder  communications  to  beneficial  owners,  and (vii)  receiving,
     tabulating  and  transmitting   proxies  executed  by  beneficial   owners;
     provided,  HOWEVER,  that if the NASD adopts a definition of "service fees"
     for purposes of Rule 2830 of ------- the Conduct  Rules of the NASD (or any
     successor to such rule) that differs from the  definition of "service fees"
     hereunder,  or if the NASD adopts a related  definition  intended to define the same concept, the definition of "service fees" in this Section shall be automatically amended, without further action of the parties, to conform to such NASD definition. Overhead and other expenses of Distributor related to its  service  activities,  including  telephone  and  other  communications expenses, may be included in the information regarding amounts expended for such activities.

SECTION 3. EFFECTIVENESS

This Plan has been approved by the vote of both (a) the Board and (b) a majority of those members of the Board who are not "interested persons" as defined in the
1940 Act (the "Independent Members"), and initially became effective on April 1,
1998.

SECTION 4. TERM

This Plan will  continue  in full force and effect for a period of one year from the date  hereof,  and for  successive  periods  of up to one  year  thereafter, provided that each such  continuance is approved by a majority of (a) the Board, and (b) the Independent Trustees.

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SECTION 5. REPORTING REQUIREMENTS

The Advisor shall administer this Plan in accordance with Rule 12b-1 of the 1940
Act.  The Advisor  shall  provide to the  Issuer's  Board,  and the  Independent
Members will review and approve in exercise of their fiduciary  duties, at least quarterly,  a written  report of the  amounts  expended  under  this Plan by the
Advisor  with  respect to the Advisor  Class  shares of each Fund and such other information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 6. TERMINATION

This Plan may be  terminated  without  penalty  at any time with  respect to the
Advisor Class shares of any Fund by the vote of a majority of the Board,  by the vote of a majority of the Independent  Members,  or by the vote of a majority of the  outstanding  shares of the Advisor Class of that Fund.  Termination  of the
Plan with  respect to the Advisor  Class  shares of one Fund will not affect the continued effectiveness of this Plan with respect to the Advisor Class shares of any other Fund.

SECTION 7. AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  SECTION 1 hereof  unless  such  amendment  is approved in the manner  provided for in SECTION 4 hereof,  and such amendment is further  approved by a majority of the outstanding  shares of the Fund's Advisor
Class, and no other material  amendment to the Plan will be made unless approved in the manner provided for approval and annual renewal in SECTION 4 hereof.

SECTION 8. RECORDKEEPING

The Issuer will preserve copies of this Plan (including any amendments  thereto)
and any related agreements and all reports made pursuant to SECTION 5 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

IN WITNESS WHEREOF, the Issuer has executed this Plan as of August 1, 2007.

                                          AMERICAN CENTURY INVESTMENT TRUST

                                          By: /s/  Charles A. Etherington
                                             -----------------------------------
                                               Charles A. Etherington
                                               Senior Vice President

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                                   SCHEDULE A

                       FUNDS OFFERING ADVISOR CLASS SHARES

FUND                                                 DATE PLAN ADOPTED

AMERICAN CENTURY INVESTMENT TRUST
>> Prime Money Market Fund                           April 1, 1998
>> Diversified Bond Fund                             August 1, 2001
>> High-Yield Fund                                   July 1, 2002

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